                                                                     Exhibit 99

                         Form 4 Joint Filer Information

Name:                                Westbury (Bermuda) Ltd.

Address:                             11 Victoria Street,
                                     P.O. Box HM 1065
                                     Hamilton, HMEX Bermuda

Date of Event Requiring Statement:   05/27/2015